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                                                                   EXHIBIT 10.37

Mr. James Rutt
18727 Silcott Springs Road
Purcellville, VA 20132

Dear Jim:

     This agreement ("Agreement"), effective February 23, 2001 ("Effective Date") addresses issues associated with your termination of employment ("Termination") from VeriSign, Inc. ("Company") effective April 1, 2001 (your "Termination Date"). Reference is made to your letter agreement with Network Solutions, Inc. ("NSI") dated May 18, 1999 ("Letter Agreement"). In recognition of the bonus payment due under the Letter Agreement, and in compromise of the equity acceleration provisions of the Letter Agreement, the separation agreement ("Separation Agreement"), the option agreements and the restricted stock unit agreement ("Stock Agreements") attached hereto (collectively the "Letter Agreement", "Separation Agreement" and "Stock Agreements" will be referred to as the "Prior Agreements"), the terms of this Agreement shall apply and this Agreement shall supercede such terms of the Prior Agreements which are inconsistent with this Agreement. This Agreement shall also supersede the terms of any other agreement, written or oral, which is inconsistent with the terms of this Agreement.

Reduced Commitment Period.
-------------------------

     Your last day of full time employment shall be the Effective Date. From the Effective Date until the Termination Date, the Company will continue your employment at the rate of 50% of your salary in effect immediately before the Effective Date ("Reduced Commitment Period"). During the Reduced Commitment Period you agree to assist in the locating, evaluating and recruiting of your successor, to cooperate with the Company in orderly transition regarding your termination and to execute certain other "special projects" that I may assign to you. You acknowledge that during the transition period you will be treated as a
Section 16 insider for purposes of the insider trading restrictions pursuant to
Section 16(a) and (b) of the Securities Exchange Act of 1934. During the Reduced Commitment Period you will continue to participate in any benefits in which you are participating as of the Effective Date.

Payments/Acceleration Attributable to Termination.
-------------------------------------------------

     On the Effective Date, you shall be paid the amount of three hundred fifty thousand dollars ($350,000) as full payment for the 2000 bonus you earned on account of services rendered to the Company. This amount shall be paid one lump sum payment, minus applicable tax withholding.

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Mr. James Rutt

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     In addition, in consideration of your agreement to be bound by the Non-
competition and Non-solicitation provisions of this Agreement, as of the Effective Date, the vesting of your May, 1999 and your June, 1999 NSI options and stock units shall be accelerated so that as of the Effective Date, 51.25% of the total of the NSI options and 51.25% of the stock units granted under the Stock Agreements will be vested. Also, if you are not terminated by the Company for Cause (as defined in the Letter Agreement) prior to the Termination Date, in consideration of your agreement to be bound by the Non-competition and Non-solicitation provisions of this Agreement, the vesting of such grants will be so that as of the Termination Date you will be vested in 72.5% of the total of such stock options and 72.5% of the total of such stock units. You will not be entitled to any subsequent increase in your vesting for any reason and all unvested stock options and stock units will be forfeited.

Extended Option Exercise Period.
--------------------------------

     Notwithstanding any provision in any Company or NSI option agreement to the contrary, you may continue to exercise any Company or NSI option for a period of six (6) months following the Termination Date.

Exclusivity of Payments and Acceleration
----------------------------------------

     The bonus payment and acceleration referred to above shall be the only post-employment payments and acceleration of equity compensation to which Employee is entitled notwithstanding the terms of any agreement, oral or written to the contrary. You acknowledge that by entering into this Agreement, you forego any rights or benefits associated with any claim under the Letter Agreement, Separation Agreement or other agreement, written or oral that your employment with the Company has been terminated by the Company without Cause or by you for Good Reason. Accordingly, you acknowledge that among other things, you will not be paid the "Cash Severance" referred to in Section 2 of the Separation Agreement, you will not be entitled to the acceleration of the NSI stock Units in accordance with the Letter Agreement, and the acceleration provisions contained in your NSI and Company stock option agreements shall not apply.

Non-competition and Non-solicitation
------------------------------------

     Except as provided below, during the two (2) years following the Termination Date (the "Restrictive Period"), Employee shall not, in any county, state, country or other jurisdiction in which Company does business or is planning to do business as of the Termination Date:

               (i) directly or indirectly, alone or with others, engage in the business of providing services which are, at the Termination Date, Directly Competitive;

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Mr. James Rutt

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               (ii) be or become an officer, director, stockholder, owner, corporate affiliate, salesperson, co-owner, partner, trustee, promoter, founder, technician, engineer, analyst, employee, agent, representative, supplier, investor or lender, compensated consultant, advisor or manager of or to, or otherwise acquire or hold any interest in or otherwise engage in the providing of service to, any person or entity that engages in a business that is Directly Competitive; or

               (iii) permit Employee's name to be used in connection with a business that is Directly Competitive;

provided, however, that nothing in this provision shall prevent Employee from owning as a passive investment less than 1% of the outstanding shares of the capital stock of a publicly-held corporation if Employee is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation.

     For purposes of this Agreement, "Directly Competitive" means engaging in providing products, services or technology that compete with Company's products, services or technology as described in any price list, business plan, or product development plan or proposal of Company in existence as of the Termination Date. Notwithstanding anything in this Agreement to the contrary, products, services or technology shall not be deemed to be Directly Competitive (A) solely as a result of the Employee being employed by or otherwise associated with a business or entity of which a unit provides products, services or technology described in any price list, business plan, or product development plan of the Company in existence on the Termination Date, but as to which the Employee does not have direct or indirect responsibilities, oversight, or any other decision making responsibility, (B) if the product, service or technology in question provide less than 3% of the consolidated net revenues of the Company for the 2000 fiscal year, or (C) to the extent such services are professional services except as prohibited by (ii) above.

     Employee further agrees that during the Restrictive Period:

          (a) Employee will not directly or indirectly solicit away employees or consultants of Company for Employee's own benefit or for the benefit of any other person or entity; and

          (b) Employee will not directly or indirectly take away or attempt to take away suppliers or customers of Company.

Waiver.
-------

     As a condition of receiving such benefits, you agree to execute the Waiver and Release attached hereto.

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Mr. James Rutt

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Applicable Law.
---------------

     This Agreement and the Prior Agreements shall be governed by the laws of Virginia, without regard to Virginia's conflict of law rules. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, such clause, paragraph, section or part shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

                                                    Sincerely,
                                                    /S/ James M. Ulam for
                                                      Stratton D. Sclavos
                                                    Stratton D. Sclavos
                                                    President & CEO

I have read the above and agree with the terms set forth above,
                   /S/ James P. Rutt
                 ______________________
                 James Rutt
                   February 23, 2001
                 ______________________
                 Date

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                          GENERAL WAIVER AND RELEASE


     This General Waiver and Release ("Release") is made and entered into pursuant to Virginia law by and between James Rutt ("Executive") and VeriSign, Inc. (the "Company"). In consideration of the following promises, the parties agree to the following:

     WHEREAS, Executive's active employment ends on April 1, 2001 and Executive wants to begin receiving certain payments set forth in his Separation Agreement between Executive and Network Solutions, Inc. ("Agreement") (as subsequently modified by Employee and the Company in a "Subsequent Agreement" dated February 23, 2001); and

     WHEREAS, the Agreement and Subsequent Agreement specifically require Executive to execute this Release in order to receive certain payments;

     NOW THEREFORE, for and in consideration of covenants and undertakings herein set forth, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:

     I. The Company acknowledges that the Executive's termination of employment with the Company qualifies the Executive to receive the termination and other payments specified in the Subsequent Agreement (which supercedes much of the benefit and payment provisions of the Agreement).

     II. Executive agrees to, and does, release and forever discharge the Company, and each and every one of its affiliates, parents or subsidiary companies and their respective agents, officers, executives, employees, successors, predecessors, attorneys, trustees, directors and assigns (collectively hereinafter included in the term "Company") from and with respect to all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever foreseen or unforeseen, known or unknown, which have arisen or may have arisen between the Executive and the Company in any way related to the Executive's employment and/or termination, provided that, this Release shall not in any way modify or impair (a) Executive's right to be indemnified by the Company in accordance with any practice or policy of the Company in respect of third party claims, (b) Executive's rights under the terms of any of the Company's generally applicable employee or executive benefit plans, programs or agreements, or (c) payments expressly owed to the Executive under the Subsequent Agreement, and to the extent still applicable, the Agreement.

     III. This Release includes any and all claims, demands and causes of action of any kind whatsoever, including attorneys' fees and costs actually incurred, whether known or unknown, which the Executive now has or ever has had against the Company up to the date of this General Waiver and Release including, but not limited to, claims under the Americans with Disabilities Act, Age Discrimination in Employment Act, the Family and Medical Leave Act, the Equal Pay Act, the Employee Retirement Income

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Security Act, Title VII of the Civil Rights Act, the Rehabilitation Act of 1973,
the Fair Labor Standards Act, or any other federal, state or local statute or ordinance.

     IV. The Company agrees to, and does, release and forever discharge the Executive, and each and every one of the Executive's heirs and assigns (collectively hereinafter included in the term "Executive") from and with respect to all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever foreseen or unforeseen, known or unknown, which have arisen or may have arisen between the Company and the Executive in any way related to the Executive's employment and/or termination, provided that, this Release shall not in any way modify or impair the Executive's obligations under the Subsequent Agreement. This Release includes any and all claims, demands and causes of action of any kind whatsoever, including attorneys' fees and costs actually incurred, whether known or unknown, which the Company now has or ever has had against the Executive up to the date of this General Waiver and Release.

     V. Executive further agrees that he will not participate or aid in any suit or proceeding (or to execute, seek to impose, collect or recover upon, or otherwise enforce or accept any judgment, decision, award, warrant, or attachment) upon any claim released by him under this General Waiver and Release. Nothing contained in this paragraph is intended to prevent the Executive from responding to a properly issued subpoena.

     VI. Executive agrees to make himself available upon reasonable notice from the Company or its attorneys to be deposed, to testify at a hearing or trial, or to accede to any other reasonable request (involving no more than a reasonable period of time) by the Company in connection with any lawsuit either currently pending against the Company or any lawsuit filed after Executive's separation that involves issues relating to the Executive's job responsibilities or the decisions made by him during his employment with the Company.

     VII. The Executive represents and agrees that the Executive fully understands Executive's right to discuss all aspects of this General Waiver and Release with a private attorney, and to the extent, if any, that the Executive desires to consult a private attorney, the Executive has availed himself of this right.

     VIII. The Executive also represents and agrees that the Executive has carefully read and fully understands the provisions of this General Waiver and Release; and that the Executive is voluntarily entering into this General Waiver and Release.

     IX. The Executive further represents and acknowledges that the Executive has the right to consider the effect of this General Waiver and Release for twenty-one (21) days from the date of the Executive's receipt hereof, but by executing this General Waiver and Release has elected to waive his right to utilize such fully 21-day period.

     X. The Executive further represents that the Executive understands and agrees that the Executive may revoke this General Waiver and Release within seven (7) days after signing this General Waiver and

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Release and that this General Waiver and Release is not effective or enforceable until the seven (7) day revocation period has passed.

     XI. In the event that any provision of this General Waiver and Release is adjudicated to be invalid or unenforceable under applicable law, the validity and enforceability of the remaining provisions shall be unaffected to the extent that any provision of this General Waiver and Release is adjudicated to be invalid or unenforceable because it is overbroad, and that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

     XII. The parties hereby knowingly waive any and all rights they have or may have under Section 1542 of the California Civil Code.

IN WITNESS WHEREOF, the undersigned have executed this General Waiver and Release.

     WE HAVE READ THIS GENERAL WAIVER AND RELEASE AND UNDERSTAND ALL OF ITS TERMS AND SIGN IT OF OUR OWN FREE WILL.

                                VERISIGN, INC.

                                        /S/ James M. Ulam

                                By:
                                   ---------------------------------------

                                      Vice President, General Counsel
                                Its:
                                    --------------------------------------
                                      /S/ James P. Rutt


                                ------------------------------------------
                                James Rutt
                                            February 23, 2001
                                Dated:
                                      ------------------------------------


STATE OF ___Virginia___   )

_County__ OF ____Fairfax__________   )


     On this 23rd day of February, in the year 2001, before me, Mark Mandolia, a Notary Public in and for said state, personally appeared James P. Rutt, known to me to be the person who executed the within Release, and acknowledged to me that he executed the same for the purposes therein stated.

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     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and said State aforesaid, the day and year first above written.


Notary Public  /S/ Mark Mandolia

My Commission Expires:

__August 31, 2001_________________

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